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                                                                    EXHIBIT 10.3

                                   TEAM, INC.


                     INCENTIVE STOCK OPTION AWARD AGREEMENT

         THIS INCENTIVE STOCK OPTION AWARD AGREEMENT (the "Agreement") is made effective as of October 1, 2001 (the "Grant Date") between Team, Inc., a Texas corporation (the "Company"), and PHILIP J. HAWK (the "Option Holder").

         1. GRANT OF OPTION. Subject to the terms and conditions of this Agreement and the Team, Inc., 1998 Incentive Stock Option Plan as amended (the "Plan"), which is hereby incorporated by reference and made a part of this Agreement, the Company with the approval of the members of its Board of Directors hereby grants to the Option Holder effective as of the Grant Date an option (the "Option") to purchase 50,000 shares of the common stock of the Company, $0.30 par value ("Common Stock") at a price of $5.30 per share (the "Option Price") which was the per share Fair Market Value (as defined by the Plan) of the Common Stock as of the Grant Date. This Agreement and the purchase of the shares of Common Stock hereunder is intended and should be interpreted to qualify as an Incentive Stock Option as that term is used in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and any provisions of this Agreement are hereby amended in their entirety to any extent necessary to permit all Common Stock purchased hereunder to qualify for treatment as such under
                  Section 422 of the Code.

         In the event that the Option Holder is or becomes a longer-term employee, an extension of the option expiration period provided in Section 5 below has been provided from three months to six months following termination of employment. However, if the Option Holder is not totally and permanently disabled (as defined in Section 422(c)(6) of the Code) and if the option is exercised after three months, such exercise will no longer be qualifying for purposes of Section 421(a) of the Code and the option so exercised shall be treated as a nonqualified option instead of an incentive stock option.

         2. OPTION PERIOD. The Option granted herein may be exercised by the Option Holder in whole or in part, subject to the limitation that said Option shall be exercisable in increments ratably as set forth in Exhibit A hereto (the "Vesting Schedule") determined by the continuous employment of the Option Holder with the Company from the Grant Date to the date of exercise. Notwithstanding anything in this Agreement to the contrary, the Vesting Schedule is subject to Section 5 herein and the Committee, in its sole discretion, may waive the Vesting Schedule and, upon written notice to the Option Holder, accelerate the earliest date or dates in which any of the Options granted hereunder are exercisable.

         3. METHOD FOR EXERCISING THE OPTION. The vested portion of the Option may be exercised in whole or in part only by delivery in person or through certified or registered mail to the Company at its principal office in Alvin, Texas (attention:



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                  Corporate Secretary) of written notice specifying the Option that is being exercised and the number of shares of Common Stock with respect to which the Option is being exercised. The notice must be accompanied by payment of the Option Price for the portion of the Option being exercised. Payment of this portion of the Option Price for the Common Stock shall be made in full by any of the following methods or any combination of the following methods:

                  a. In cash or by certified or cashier's check payable to Team, Inc.;

                  b. The delivery to the Company of certificates representing the number of shares of Common Stock then owned by the Option Holder, the Designated Value (defined below) of which equals the Option Price of the Common Stock purchased pursuant to the Option, properly endorsed for transfer to the Company. (For purposes of this Agreement, the Designated Value of any shares of Common Stock delivered in payment of the Option Price upon exercise of the Option shall be the Designated Value as of the exercise date, and the exercise date shall be the day of delivery of the certificates for the Common Stock used as payment of the Option Price); or

                  c. The delivery to the Company of a properly executed notice of exercise together with irrevocable instructions to a broker to deliver promptly to the Company, in payment of the Option Price, the amount of the cash proceeds of the sale of shares of Common Stock or a loan from the broker to the Option Holder sufficient, in each case, to pay the Option Price, and in a form satisfactory to the Corporate Secretary.

                  Upon such notice to the Corporate Secretary and payment in full of the amount of the Option Price being exercised, the exercise of the Option shall be deemed to be effective, and a properly executed certificate or certificates representing the Common Stock so purchased shall be issued by the Company and delivered to the Option Holder or the agent designated by the Option Holder.

         For purposes of this Agreement, the "Designated Value" of the shares of Common Stock on a given date shall be determined in the same manner that fair market value is determined pursuant to Section 2(j) of the Plan.

         4. ADJUSTMENTS. In the event of an adjustment (as defined in Section 7 of the Plan), the Committee or the Board of Directors of the Company (as the case may be), in its discretion, shall act to effect one or more of the alternatives set forth in Section 7 of the Plan.

         5. EXPIRATION AND TERMINATION OF THE OPTION. The Option shall expire at 5:00 p.m. Houston, Texas time on the tenth annual anniversary of the Grant Date or prior to such time as follows (the period from the Grant Date to the date of the expiration of the Option is defined as the "Option Period"):

                  a. Upon termination of the employment of the Option Holder for any reason other than death, the Options exercisable as of the date of termination may be exercised by Option Holder within three months after the date of the termination of employment of the Option Holder. If, as of the date of termination of employment, the Option Holder has completed at



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least five full years of continuous service with the Company, the three-month period provided for in the preceding sentence shall be increased to six months. The determination of whether the Option Holder has completed such period of service shall be made by the Committee.

                  b. Upon termination of the employment of the Option Holder by reason of the death of the Option Holder, all the shares under the Option without regard to whether exercisable as of the date of the Option Holder's death, may be exercised by the personal representative of the deceased Option Holder, within 12 months of the date of the Option Holder's death.

         6. TRANSFERABILITY. The Option may not be transferred except by will or pursuant to the laws of descent and distribution, and it shall be exercisable during the Option Holder's life only by him, and after his death, only by those entitled to do so under his will or the applicable laws of descent and distribution.

         7. COMPLIANCE WITH SECURITIES LAWS. Upon the acquisition of any shares of Common Stock pursuant to the exercise of the Option herein granted, the Option Holder or any person acting under
                  Section 5(b) will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Agreement.

         8. LEGENDS ON CERTIFICATES. The Certificates representing the shares of Common Stock purchased by exercise of an Option will be stamped or otherwise imprinted with legends in such form as the Company or its counsel may require with respect to any applicable restrictions on sale or transfer and the stock transfer records of the Company will reflect stock-transfer instructions with respect to such shares.

         9.       WITHHOLDING.

                  a. Arrangement for Withholding. The Option Holder hereby agrees to make appropriate arrangements with the Company to provide for the amount of additional tax withholding under Sections 3102 and 3402 of the Internal Revenue Code and applicable state income tax laws, if any, resulting from the exercise of the Option. If such arrangements are not made, the Company may refuse to issue any Common Stock to the Option Holder.

                  b. Withholding Election. The Option Holder may elect to pay all such amounts of tax withholding, or any part thereof, by electing to transfer to the Company, or to have the Company withhold from shares otherwise issuable to the Option Holder, shares of Common Stock having a value equal to the amount required to be withheld or such lesser amount as may be elected by the Option Holder provided that all such elections shall be subject to the approval or disapproval of the Committee. The value of shares of Common Stock to be withheld shall be based on the Designated Value of the Common Stock on the date that the amount of tax to be withheld is to be determined.

         10. ACKNOWLEDGMENT OF OPTION HOLDER. The Option Holder acknowledges having received and read a copy of the Plan and this Agreement and agrees to comply with all laws, rules and regulations applicable to the grant and exercise of the Option and the sale or other disposition of the Common Stock.



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

         11.      MISCELLANEOUS.

                  a. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be given by first class registered or certified mail, postage prepaid, or by personal delivery to the appropriate party, addressed:

                           i. If to the Company, to the Company at its principal
place of business at Alvin, Texas (Attention: Corporate Secretary) or at such other address as may have been furnished to the Option Holder in writing by the Company; or

                           ii. If to the Option Holder, to the Option Holder at
his address on file with the Company, or at such other address as may have been furnished to the Company by the Option Holder.

Any such notice shall be deemed to have been given as of the fourth day after deposit in the United States Postal Service, postage prepaid, properly addressed as set forth above, in the case of mailed notice, or as of the date delivered in the case of personal delivery.

                  (a) Amendment. The Board of Directors may make any adjustment in the Option Price, the number of shares of Common Stock subject to, or the terms of the Option by amendment or by substitution of an outstanding Option. Such amendment or substitution may result in terms and conditions (including Option Price, the number of shares of Common Stock covered, Vesting Schedule or Option Period) that differ from the terms and conditions of this Option. The Board of Directors may not, however, adversely affect the rights of the Option Holder without the consent of the Option Holder. If such action is effective by amendment, the effective date of such amendment will be the date of the original grant of this Option. Except as provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Option Holder.

                  b. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

                  c. Waiver. Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Company.

                  d. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Option Holder and their respective heirs, executors, administrators, legal representatives, successors and assigns.

                  e. Rights to Employment. Nothing contained in this Agreement shall be construed as giving the Option Holder any right to be retained in the employ of the Company and this Agreement is limited solely to governing the rights and obligations of the Option Holder with respect to the Common Stock and the Option.

                  f. Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.



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                  g. Governing Law. This Agreement shall be governed by and
construed in accordance with the laws of the State of Texas.

                  h. Committee. The Committee appointed under the Plan shall have full discretion to administer the Plan.

         IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the Grant Date.

                                        TEAM, INC.

                                        By: /s/ JACK M. JOHNSON, JR.
                                           -------------------------------------
                                                Jack M. Johnson, Jr.,
                                                Director and Chairman of the
                                                Compensation Committee


                                        OPTION HOLDER

                                        /s/ PHILIP J. HAWK
                                        ----------------------------------------
                                        Philip J.  Hawk




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                                    EXHIBIT A

                                Vesting Schedule

     CONDITIONS TO VESTING                                  AMOUNT EXERCISABLE

Upon the continuous employment                     Cumulative number of the shares of
by Option Holder through the                       Common Stock as to all or part of
applicable date indicated below:                   which the Option can be exercised
                                                   after satisfaction of the respective
-------------------------------                    conditions to vesting:


1. January 1, 2003                                               18,867
2. January 1, 2004                                               37,734
3. January 1, 2005                                               50,000



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